CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-203184, 333-132624, 333-170515 and 333-221514) of TransAct Technologies Incorporated of our report dated March 21, 2018 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut March 21, 2018